CONSENT OF RITTER, BARR & COMPANY, INDEPENDENT AUDITORS


         We consent to the use in this Registration Statement on Form S-4 of First Federal Bank of the Southwest, Inc. of our report dated November 4, 1997 on the financial statements of First Federal Savings Bank of New Mexico, as of September 30, 1997 and 1996 and for the years then ended and our opinion on the Federal, state and local tax consequences dated April 28, 1998.


                                             /s/ Ritter, Barr & Company

Roswell, New Mexico
May 8, 1998